Exhibit 32.2

CERTIFICATION OF PERIOD REPORT

I, James A. Graf, Vice President, Chief Financial Officer and Treasurer of Double Eagle Acquisition Corp. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

1.	the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 16, 2016

/s/ James A. Graf
James A. Graf Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)